                                                                     EXHIBIT 4.1

                                VOTING AGREEMENT
                                  by and among

                               MAXTOR CORPORATION

                                       and
                               [                ]



                           Dated as of October 3, 2000


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     THIS VOTING AGREEMENT, dated as of October 3, 2000 (this "Agreement"), between Maxtor Corporation, a Delaware corporation ("Company"), and [_________], a stockholder of the Parent (the "Stockholder").

     WHEREAS, as of the date hereof, the Stockholder is the registered owner of, or has the power to vote, [___] shares of common stock of the Parent ("Parent Common Stock");

     WHEREAS, Parent and the Company propose to enter into an Agreement and Plan of Merger and Reorganization dated as of even date herewith (the "Merger Agreement," which term does not include any amendment thereto), which provides for, among other things, the merger of a wholly owned subsidiary of the Company with and into Spinco upon the terms and subject to the conditions set forth in the Merger Agreement; capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement;

     WHEREAS, Company has requested that the Stockholder agree, and, in order to induce Company to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.   Voting of Shares.

          1.1 Voting of Shares and Proxy. At every meeting of the stockholders of the Parent called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Parent, the Stockholder shall cause the Shares (as defined below) to be voted: (i) in favor of the adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement; (ii) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination involving the Parent (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Parent under the Merger Agreement or which would result in any of the conditions to the Parent's obligations under the Merger Agreement not being fulfilled; and (iii) in favor of any other matter relating to consummation of the transactions that is provided for by the Merger Agreement.

     "Shares" shall mean: (i) all securities of the Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire such securities) owned by the Stockholder as of the date of this Agreement; and
(ii) all additional securities of the Parent (including all shares of Parent Common Stock and all additional options, warrants and other rights to acquire such securities) of which the Stockholder acquires ownership during the period from the date of this Agreement through the termination of this Agreement. In the event of a stock dividend or distribution, or any change in Parent Common Stock by reason of any stock dividend or distribution, or any change, in Parent Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be


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changed or exchanged or which are received in such transaction. Nothing in this
Agreement is intended to restrict or in any way affect action taken or omitted by any individual affiliated with the Stockholder in such person's capacity as a director or officer of the Parent.

     Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Company a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law but subject to termination as stated therein, with respect to the Shares.

     The Stockholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party.

     2.   Restrictions On Transfers Of Shares.

          2.1  Restrictions on Transfer of Shares Prior to the Effective Time.

               (a) Prior to the Effective Time, the Stockholder hereby agrees not to take any of the following actions, except in accordance with subsection
(b) of this Section 2.1 or as provided in the Merger Agreement:

                    (i) tender any of the Stockholder's Shares or any securities convertible into or exchangeable or exercisable for the Stockholder's Shares to any person;

                    (ii) sell, transfer, distribute, pledge, encumber, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any of the Stockholder's Shares or any securities convertible into or exchangeable or exercisable for the Stockholder's Shares;

                    (iii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any of the Stockholder's Shares;

                    (iv) enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Parent;

                    (v) deposit any of the Stockholder's Shares into a voting trust or depositary facility or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto; or

                    (vi) enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Shares, any securities convertible into or exchangeable or exercisable for shares of Parent Common Stock or any other capital stock of the Parent or any interest in any of the foregoing with any person (any transaction referred to in clause (i), (ii), (iii), (iv), (v) or (vi) is hereinafter referred to as a "Transfer").


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               (b)  Notwithstanding subsection (a) above, the Stockholder may take an action described in subsection (a) if (i) Company gives its prior written consent to such action or (ii) the proposed transferee shall have executed a counterpart of this Voting Agreement and the Proxy and shall have agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

               (c) No Stockholder shall request that the Parent or its transfer agent register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, and each Stockholder hereby consents to the entry of stop transfer instructions by the Parent of any Transfer of such Stockholder's Shares, unless such Transfer is made in compliance with this Agreement.

     3. Representations And Warranties; Additional Covenants Of The Stockholder. The Stockholder hereby represents and warrants and covenants to Company as follows:

          3.1 Authorization. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and, assuming its due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally and except as enforcement thereof is subject to general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          3.2 No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of the Stockholder, or other similar constituent documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to another party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Stockholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

          3.3 Title to Shares. The Stockholder is the registered or beneficial owner of its Shares free and clear of any lien or encumbrance, proxy or voting restriction other than pursuant to this Agreement. Such Shares are all the securities of the Parent owned of record or beneficially by the Stockholder on the date of this Agreement.

          3.4 Reliance by Company. The Stockholder understands and acknowledges that Company is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.


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          3.5  Certain Actions. Prior to the termination of this Agreement, the
Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect.

          3.6 No Solicitation. The Stockholder will not, directly or indirectly, and will instruct the Stockholder's agents, representatives, affiliates, employees, officers and directors not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquires or the making of any proposal or offer (including, without limitation, any proposal or offer to the stockholders of the Parent) that constitutes, or may reasonably be expected to lead to, any Parent Acquisition Transaction, or enter into or maintain or continue discussion or negotiate with any person or entity in furtherance of such inquires or to obtain a Parent Acquisition Transaction, or agree to or endorse any Parent Acquisition, or authorize or permit any of the agents, representatives, affiliates (other than in the case of a limited partnership, the limited partners thereof), employees, officers and directors, to take any such action. The Stockholder shall notify Company immediately after receipt by the Stockholder or any of the Stockholder agents, representatives, affiliates, employees, officers and directors, of any proposal for, or inquiry respecting, and Parent Acquisition Transaction or any request for nonpublic information in connection with such a proposal or inquiry, or for access to the properties, books or records of the Parent by any person or entity that informs or has informed the Parent or the Stockholder that it is considering making or has made such a proposal or inquiry. Such notice to Parent shall indicate in reasonable detail the identity of the person making the proposal or inquiry and the terms and conditions of such proposal or inquiry. The Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Parent Acquisition Transaction.

          3.7 Acknowledgment and Approval of the Merger Agreement. The Stockholder hereby acknowledges and agrees that the Stockholder has received a copy of the Merger Agreement, including all schedules and exhibits thereto, and that the Stockholder has reviewed and understands the terms thereof.

          3.8 Miscellaneous. Nothing contained in this Agreement shall be deemed to vest in Company any direct or indirect ownership or incidence of ownership of or with respect to any of the Stockholder's Shares. Except as otherwise provided herein, all rights, ownership and economic benefits of and relating to the Stockholder's Shares shall remain and belong to the Stockholder, and Company shall not have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Parent or exercise any power or authority to direct the Stockholder in the voting of any of the Stockholder's Shares, except as otherwise provided herein, or the performance of Stockholder's duties or responsibilities as a stockholder of Parent.

     4.   General Provisions.

          4.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier service to the respective parties at the following


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addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 4):

          (a)  If to the Company
          Maxtor Corporation
          510 Cottonwood Drive
          Milpitas, CA 95035
          Attention: General Counsel
          Facsimile No.: (401) 432-4158

          with a copy to:

          Gray, Cary Ware & Fridenrich LLP
          400 Hamilton Avenue
          Palo Alto, CA 94301
          Facsimile No.: (650) 327-3699
          Attention: Diane Holt Frankle

          (b)  If to Stockholder

          [Address]
          Facsimile No.: [Number]

          (c)  if to Parent:
          Quantum Corporation
          500 McCarthy Blvd.
          Milpitas, CA 95035
          Attention: General Counsel
          Facsimile No.: (408) 894-3218

          with a copy to:

          Wilson Sonsini Goodrich & Rosati, Professional Corporation One Market, Spear Tower
          Suite 3300
          San Francisco, CA 94105
          Attention: Larry W. Sonsini, Esq.
                     Michael J. Kennedy, Esq.
          Facsimile No.: (415) 947-2099

          4.2 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          4.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and


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provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          4.4 Entire Agreement; Amendment; Waiver. This Agreement and the Proxy constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          4.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties by operation of law or otherwise without the prior written consent of the other party.

          4.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          4.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that province and without regard to any applicable conflicts of law principles.

          4.8 Submission to Jurisdiction; Waivers; Consent to Service of Process. Each of Company and the Stockholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns shall be brought and determined only in a United States District Court sitting in the State of Delaware, or in the event (but only in the event) that no such court has subject matter jurisdiction over such action or proceeding, in the courts of the State of Delaware. Each of Company and the Stockholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts in the event that any dispute arises out of this Agreement or any transaction contemplated hereby. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 4.1. Each of Company and the Stockholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense,


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counterclaim or otherwise, in any action or proceeding with respect to this
Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 4.8, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable law that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          4.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          4.10 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated issues and, therefore, such party hereby irrevocably and unconditionally waives any right that such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges (i) that such party understands and has considered the implications of this waiver, (ii) that such party makes this waiver voluntarily and (iii) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 4.10.

          4.11 Termination. This Agreement and the Proxy, and all obligations of the parties hereunder and thereunder, shall terminate immediately, without any further action being required, upon (i) any termination of the Merger Agreement and (ii) the Effective Time, whichever first occurs.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        MAXTOR CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        STOCKHOLDER

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:









                      [Signature Page to Voting Agreement]


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                                    EXHIBIT A
                                IRREVOCABLE PROXY

     The undersigned stockholder of Quantum Corporation, a Delaware corporation (the "Parent"), hereby irrevocably (to the fullest extent permitted by law), but subject to the termination provisions hereof, appoints Maxtor Corporation, a Delaware corporation ("Company"), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of the Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned Stockholder of the Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares.

     This Proxy is irrevocable (to the fullest extent permitted by law), subject to the termination provisions hereof, is coupled with an interest and is granted pursuant to that certain Voting Agreement and Amendment to Stockholder Agreement of even date herewith by and among Company and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Company entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), between Parent and the Company. The Merger Agreement provides for the acquisition of the Company by Parent pursuant to a merger of a wholly-owned subsidiary of the Company with and into a wholly owned subsidiary of Parent (the "Merger").

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Parent and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination involving the Parent (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Parent under the Merger Agreement or which would result in any of the conditions to the Parent's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all other matters.


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     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law), subject to the termination provisions hereof.

     This Proxy, and all obligations of the undersigned hereunder, shall terminate immediately, without any further action being required, upon (i) any termination of the Merger Agreement and (ii) the Effective Time (as that term is defined in the Merger Agreement), whichever first occurs.

Dated: October 3, 2000                  STOCKHOLDER



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Shares beneficially owned:
                                        __________________ shares of Parent
                                        Common Stock





                      [Signature Page to Irrevocable Proxy]


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

                        [Quantum Corporation Letterhead]

November 29, 2000

Dear Quantum Corporation Board Member or Officer:

As you know, directors and officers of Maxtor Corporation and Quantum Corporation have been asked to sign voting agreements dated as of October 3, 2000 (each, a "Voting Agreement") indicating that they will vote (i) in favor of the adoption of the Agreement and Plan of Merger and Reorganization signed effective October 3, 2000 (the "Merger Agreement") and the other transactions contemplated by the Merger Agreement; (ii) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination involving the Company (other than the merger contemplated by the Merger Agreement) or any other action or obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled; and (iii) in favor of any other matter relating to consummation of the transactions described in the Merger Agreement.

Maxtor and Quantum currently intend to amend the Merger Agreement to correct a few ambiguities and to change the structure of the merger so that the newly formed subsidiary receiving the assets of Quantum's HDD business will merge directly into Maxtor. To ensure that your vote will be on an informed basis, we are requesting that you review the attached Amended and Restated Agreement and Plan of Merger and Reorganization and that you sign this letter acknowledging your consent to the amendment and restatement of the Merger Agreement, which will also be dated as of October 3, 2000.

Please return the signed letter to Shawn Hall at Quantum Corporation, 500 McCarthy Boulevard, Milpitas, CA 95035; facsimile (408) 894-4637. Thank you for your assistance.

Sincerely,

QUANTUM CORPORATION


By:
   ----------------------------------------
   Shawn Hall

Accepted and Agreed:


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Name: